     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MIDAMERICAN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

            IOWA                    42-1425214
(State or other jurisdiction     (I.R.S. Employer
             of                Identification No.)
      incorporation or
       organization)

                        666 GRAND AVENUE, P. O. BOX 9244
                          DES MOINES, IOWA 50306-9244
                                 (515) 242-4300
          (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                                PAUL J. LEIGHTON
                        666 GRAND AVENUE, P. O. BOX 9244
                          DES MOINES, IOWA 50306-9244
                                 (515) 242-4300
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM
                                                      PROPOSED MAXIMUM     AGGREGATE
             TITLE OF                  AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
Common Stock, no par value........   6,000,000 shs.        $13.97         $83,820,000         $28,904

(1) Estimated pursuant to Rule 457(c) of the Securities Act based upon the market value of the shares of Midwest Resources common stock and Iowa-Illinois common stock to be converted in the merger ("Merger") of Midwest Resources Inc. ("Midwest Resources") and Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") with and into the Registrant on or about July 1, 1995. The offering price per share of common stock, no par value, of the Registrant has been calculated as follows: by dividing (A) the sum of
    (i) $14.0625, the average of the reported high and low sales prices of a share of Midwest Resources common stock on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on June 19, 1995, multiplied by 57,695,860 (the maximum number of shares of Midwest Resources common stock which may be converted in the Merger) plus (ii) $20.375, the average of the reported high and low sales prices of a share of Iowa-Illinois common stock on the NYSE Composite Tape on June 19, 1995, multiplied by 31,352,612 (the maximum number of shares of Iowa-Illinois common stock which may be converted in the Merger), by (B) 103,784,200 (the number of shares of common stock of the Registrant issuable upon conversion, at the applicable exchange ratios pursuant to the Merger).

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 23, 1995
PROSPECTUS

                           MIDAMERICAN ENERGY COMPANY
                            SHAREHOLDER OPTIONS PLAN
                         6,000,000 SHARES COMMON STOCK
                                 (NO PAR VALUE)

                              --------------------

    MidAmerican Energy Company ("MidAmerican" or "Company") hereby offers participation in its Shareholder Options Plan ("Shareholder Options" or "Plan"). The Plan provides investors with a convenient way to purchase shares of the Company's Common Stock, no par value ("Common Stock"), and reinvest all or a portion of the cash dividends paid on Common Stock in additional shares of Common Stock.

    Participants in Shareholder Options may:

    - Reinvest all or a portion of the cash dividends paid on Common Stock registered in their name or credited to their Plan account in additional shares of Common Stock.

    - Make an Initial Investment in Common Stock with a cash payment of at least $250 and no more than $10,000 per account.

    - Increase their investment in Common Stock by making Optional Investments of at least $25 per payment and no more than $10,000 per month per account.

    - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan account.

    - Deposit certificates representing shares of Common Stock into the Plan for safekeeping.

    - Receive cash dividends on shares of Common Stock by check or electronic deposit to a designated account.

    - Sell Common Stock credited to their Plan account through the Plan.

    This Prospectus relates to 6,000,000 shares of the Company's Common Stock registered for purchase under the Plan. Such shares may be newly issued shares or previously issued shares purchased in the open market for delivery under the Plan in lieu of newly issued shares. Any open market purchases will be made through an independent Agent (hereinafter defined) selected by the Company. The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol "MEC".

    The purchase price of newly issued shares of Common Stock will be the average of the high and low prices for the Common Stock on the Investment Date (hereinafter defined), as reported in THE WALL STREET JOURNAL report of NYSE -- Composite Transactions. If shares are not traded on that day, the price will be the average of the high and low prices on the next preceding day on which the Common Stock is traded on the NYSE. There will be no discount from these purchase prices for Common Stock purchased under the Plan.

    The price of shares of Common Stock purchased or sold in the open market will be the weighted average price per share of the aggregate number of shares purchased or sold, respectively, in the open market for the relevant period. There will be no discount from these purchase prices for shares of Common Stock purchased under the Plan. Brokerage fees and commissions, service charges and applicable taxes will be paid by Participants (hereinafter defined). The Company will administer the Plan and pay administration costs for the Plan.

    This Plan replaces the Dividend Reinvestment and Share Purchase Plan of Iowa-Illinois Gas and Electric Company and the Dividend Reinvestment and Common Stock Purchase Plan of Midwest Resources Inc. ("Predecessor Plans"). Current participants in the Predecessor Plans must complete an enrollment form to confirm enrollment or to change participation.

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR  BY ANY  STATE SECURITIES COMMISSION  NOR HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
       COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
           PROSPECTUS.  ANY REPRESENTATION TO         THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN, OR INCORPORATED BY REFERENCE, IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1995.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and accordingly files reports and other information with the Securities and Exchange Commission ("Commission"). The Company has filed with the Commission under the Securities Act of 1933, as amended ("Securities Act"), a registration statement on Form S-4 (File No. 33-56153), including a Joint Proxy Statement/Prospectus, dated November 3, 1994, with respect to the shares of the Company's Common Stock issued in the merger of Midwest Resources Inc. ("Midwest Resources"), Midwest Power Systems Inc. ("Midwest Power") and Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") with and into the Company. Prior to such merger, Midwest Resources, Midwest Power and Iowa-Illinois were subject to the informational requirements of the Exchange Act, and accordingly filed reports, proxy statements and other information with the Commission.

    Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington. D.C. 20549 and at the following regional offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning Midwest Resources and Midwest Power can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, and concerning Iowa-Illinois can be inspected at the NYSE and the Chicago Stock Exchange, Inc., 440 S. LaSalle Street, Chicago, Illinois 60603.

    This Prospectus constitutes a part of a registration statement, together with all amendments and exhibits thereto ("Registration Statement"), filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration

Statement. Any statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are qualified in their entirety by reference to the copy of such document so filed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, previously filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference herein and shall be deemed a part hereof:

        1. The description of the Company's common stock, no par value ("Common Stock"), which is contained in the Registration Statement on Form 8-B filed with the Commission on June 23, 1995 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

    All documents filed by or on behalf of the Company, Midwest Resources, Midwest Power and Iowa-Illinois pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents.") Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS NOT INCLUDING EXHIBITS THERETO. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MIDAMERICAN ENERGY COMPANY, 666 GRAND AVENUE, P.O. BOX 9244, DES MOINES, IOWA 50306-9244, ATTENTION: SHAREHOLDER SERVICES; ORAL REQUESTS MAY BE MADE BY CALLING (515) 242-4310.

                                  THE COMPANY

    The Company was incorporated under the laws of the State of Iowa in 1994 by Midwest Resources and Iowa-Illinois. On July 1, 1995, Midwest Resources, Iowa-Illinois and Midwest Power merged with and into the Company. As a result of such merger, the Company is engaged in the business of generating, transmitting, distributing and selling electric energy and distributing, selling and transporting natural gas in the States of Iowa, Illinois, South Dakota, and Nebraska. Through a wholly-owned, non-regulated subsidiary, InterCoast Energy Company, the Company engages in energy-related businesses. Through another wholly-owned, non-regulated subsidiary, Midwest Capital Group, Inc., the Company is engaged in regional business development. The Company's principal executive offices are located at 666 Grand Avenue, P.O. Box 9244, Des Moines, Iowa 50306-9244, and its telephone number is (515) 242-4310.

                           MIDAMERICAN ENERGY COMPANY
                            SHAREHOLDER OPTIONS PLAN

    THE SUMMARY PLAN DESCRIPTION AND THE GOVERNING TERMS AND CONDITIONS OF THE PLAN APPEARING BELOW SHOULD BE REVIEWED CAREFULLY IN CONNECTION WITH YOUR DECISION TO PARTICIPATE IN THE PLAN AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

                            SUMMARY PLAN DESCRIPTION

HOW THE PLAN WORKS

    Any person of legal age is eligible to participate in the Plan. References hereinafter to "you" refer to Participants in the Plan.

    After you have enrolled in the Plan, you may elect to reinvest all or part of your dividends or receive your dividends in cash. Reinvested dividends will be used to purchase additional Shares of Common Stock. You may make an Initial Investment in Common Stock with a cash payment of at least $250 per payment, and no more than $10,000 per account. In addition, you may purchase additional Shares by making Optional Investments whether or not your dividends are reinvested. You may invest at least $25 and no more than $10,000 per account per monthly Investment Date to purchase additional Shares of Common Stock. Checks should be payable to MidAmerican Energy Company. You do not need to invest the same amount of cash each time, and you are not required to make any Optional Investments. The Shares purchased in the Plan may be Shares purchased in the open market or newly issued Shares. Any brokerage fees and commissions, service charges or other expenses incurred by MidAmerican in respect to such purchases may be added to the price of Shares purchased. Because purchases for all Participants are consolidated, your proportional share of brokerage fees and commissions should be lower than the costs you would normally pay for individual purchases.

HOW TO ENROLL

    If you presently own Common Stock which is registered in your name, you may enroll in the Plan by completing, dating, signing and returning an enrollment form to MidAmerican.

    If you presently own Common Stock that is not registered in your name (e.g., registered in your broker's "street name" or in the name of your bank or its nominee), you may be required by the registered holder to have the registration transferred to your name. You should contact your broker or bank to initiate this transfer.

    If you do not presently own Common Stock, you may make an Initial Investment of at least $250, and no more than $10,000, to buy shares of Common Stock through the Plan. When you enroll, you should include your check or money order with your enrollment form.

HOW YOUR DIVIDENDS ARE REINVESTED

    You may choose to invest in additional Shares of Common Stock by reinvesting the cash dividends paid on a percentage of the MidAmerican Shares that you own. You must designate your choice on your enrollment form:

    - FULL   DIVIDEND    REINVESTMENT:    Automatic   reinvestment    of    cash
dividends on all Shares registered in your name and on all Shares credited to your Plan account.

    - PARTIAL DIVIDEND REINVESTMENT: Automatic reinvestment of cash dividends on a specified percentage of Shares registered in your name and Shares credited to your Plan account. You will be paid a cash dividend on your remaining Shares.

    - NO DIVIDEND REINVESTMENT: Payment of cash dividends on all Shares registered in your name and Shares credited to your Plan account.

    Reinvested dividends will be allocated to your Plan account in whole and fractional shares (computed to four decimal places). Dividends will accrue on all Shares in your Plan account.

VOTING YOUR SHARES

    Your are entitled to vote all Shares in your Plan account. The proxy card sent to you for any annual or special meeting of shareholders will represent the total Shares that you are entitled to vote, including Shares registered in your name and Shares held in your Plan account.

SAFEKEEPING

    Your stock certificates are valuable documents representing your investment and ownership in MidAmerican. They should be kept in a secure place where they will be protected from loss, theft or destruction.

    The Plan provides such protection for your MidAmerican Common Stock certificates by keeping them on deposit in your Plan account at no cost to you.

CORRESPONDENCE

    If you have any questions regarding the Plan, please feel free to contact MidAmerican at the following address:

                           MidAmerican Energy Company
Shareholder Services
P. O. Box 9244
Des Moines, Iowa 50306-9244

or call: (800) 247-5211 or (515) 242-4310

                                 * * * * * * *

                              TERMS AND CONDITIONS

1.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    Any person of legal age is eligible to participate in the MidAmerican Energy Company ("MidAmerican") Shareholder Options Plan ("Plan"). Shareholders of MidAmerican common stock, no par value, ("Common Stock") may elect to participate with respect to all or some of the shares of Common Stock ("Shares") registered in the shareholder's name. Beneficial owners of Shares of Common Stock which are registered in another person's name who want to participate in the Plan may be required by the record holder of such Shares to withdraw such Shares from such registration and register such Shares in their own names. A person who is not a registered holder of Common Stock may become eligible by making an initial purchase ("Initial Investment") of Common Stock under the Plan.

2.  HOW DO CURRENT SHAREHOLDERS AND INTERESTED INVESTORS ENROLL IN THE PLAN?

    After you receive a copy of this Prospectus, you may enroll in the Plan by completing, dating, signing and submitting an enrollment form to MidAmerican. Shareholders who participated in the Predecessor Plans must complete an enrollment form to confirm enrollment or to change participation.

    To complete an enrollment form, you must:

a.  Designate your dividend reinvestment option on the enrollment form:

    - FULL   DIVIDEND    REINVESTMENT:    Automatic   reinvestment    of    cash
dividends on all Shares registered in your name ("Registered Shares") and on all Shares credited to your Plan account ("Plan Shares").

    - PARTIAL DIVIDEND REINVESTMENT: Automatic reinvestment of cash dividends on some of your Registered Shares and Plan Shares. You must specify the percentage of Registered Shares and Plan Shares on which you want to reinvest dividends. You will be paid a cash dividend on your remaining Registered Shares and Plan Shares.

    - NO   DIVIDEND   REINVESTMENT:   Payment   of   cash   dividends   on   all
Registered Shares and all Plan Shares.

b.  Specify if you are:

    - depositing Common Stock certificates into the Plan for protection from loss, theft or destruction ("Safekeeping").

    - making an Initial Investment.

    - making   an  investment  for  the  purchase  of  Common  Stock  under  the
      Plan ("Optional Investments").

c. If you are a current registered owner of Common Stock, sign the enrollment form exactly as your name appears on your Common Stock certificates. If the Common Stock is registered to more than one person, each must sign the enrollment form. If you are making an Initial Investment, specify exactly how you would like the Shares registered and sign your name (or names) accordingly.

    Please return your enrollment form to the Company at the address shown in the response to question 22. Enrollment forms will be provided from time to time to all shareholders and will be furnished at any time upon request.

    You begin participating in the Plan on the Investment Date (hereinafter defined) after MidAmerican receives your enrollment form, IF:

    - FOR DIVIDEND REINVESTMENT, the enrollment form is received by the record date relating to the next quarterly dividend payment date. Dividend payment dates are usually the first day of March, June, September and December. The record dates are generally approximately 20 days before the dividend payment dates. NO INTEREST WILL BE PAID ON FUNDS HELD PENDING INVESTMENT. Those dividends not invested within 30 days will be paid out.

    - FOR INITIAL AND OPTIONAL INVESTMENTS, the enrollment form and investment are received by the Company at least one business day before an
      Investment Date. If not, the Administrator may hold the investment until the next Investment Date. NO INTEREST WILL BE PAID ON FUNDS HELD PENDING INVESTMENT. Participants and interested investors should send investments so as to reach the Company shortly before an Investment Date. Those Initial and Optional Investments not invested within 35 days of receipt will be returned.

    "Investment Date" means: (a) with respect to reinvested dividends, the dividend payment date; and (b) with respect to Initial and Optional Investments, the first business day of the month following receipt of such Initial and Optional Investments, provided such Initial or Optional Investments are received at least one business day prior to the Investment Date.

3.  WHEN DOES MIDAMERICAN PAY DIVIDENDS?

    Dividends on Common Stock are considered quarterly by the MidAmerican board of directors at which time the record date for the next dividend is set.
Dividend payment dates are expected to be the first day of March, June, September and December of each year.

    Upon payment of dividends, MidAmerican will promptly allocate to the Plan all dividends on participating Shares (less any tax withheld) for reinvestment under the Plan.

4.  HOW ARE INITIAL INVESTMENTS MADE?

    An interested investor of legal age may make an Initial Investment of at least $250 and no more than $10,000 per account. Initial Investments shall be in the form of a check or money order payable in United States dollars to the order of MidAmerican Energy Company in the amount being invested, along with the completed enrollment form which must be received by MidAmerican at least one business day before an Investment Date. Initial Investments received after that date will be invested on the next Investment Date. Any persons participating in the Plan ("Participant") may not send cash. MidAmerican will transmit promptly all Initial Investments to a segregated escrow account at a bank ("Escrow Account") or to the Agent (hereinafter defined).

    No interest is payable on an Initial Investment between the time the funds are received by MidAmerican and the time of investment.

    An interested investor may withdraw an Initial Investment set for the next Investment Date by notifying MidAmerican in writing not less than two business days before such Investment Date. Such withdrawn amount will be returned as promptly as practicable and without interest.

5.  HOW ARE OPTIONAL INVESTMENTS MADE?

    Participants may make an Optional Investment of at least $25 per payment and no more than $10,000 per month per account. An Optional Investment need not be in the same amount each time, subject to the minimum and maximum payment levels, and there is no obligation to make Optional Investments. Optional Investments shall be in the form of a check or money order payable in United States dollars to the order of MidAmerican Energy Company in the amount being invested, along with the completed lower portion of the account statement which must be received by MidAmerican at least one business day before an Investment Date. Optional Investments received after that date will be invested on the next Investment Date. Participants may not send cash. MidAmerican will transmit promptly all Optional Investments to the Escrow Account or to the Agent.

    No interest is payable on any Optional Investment between the time the funds are received by MidAmerican and the time of investment.

    A Participant may withdraw an Optional Investment set for the next Investment Date by notifying MidAmerican in writing not less than two business days before such Investment Date. Such withdrawn amount will be returned as promptly as practicable and without interest.

6.  WHO ADMINISTERS THE PLAN?

    MidAmerican is responsible for administering the Plan, and will perform only clerical and ministerial functions in connection with the Plan.

    Shares purchased in the open market under the Plan will be purchased by an independent agent which is a bank or registered broker or dealer appointed to act as agent for the Participants for the purchases and sales of Common Stock ("Agent").

    Shares acquired under the Plan will be registered in the name of MidAmerican (or its nominee) as administrator for Participants in the Plan.

    The enrollment form appoints the Agent for the Participants for purchases of Common Stock in the open market.

7.  HOW ARE PURCHASES OF COMMON STOCK MADE UNDER THE PLAN?

    Shares acquired under the Plan will be either Shares purchased in the open market by the Agent or Shares newly issued by MidAmerican. The source of the Shares (i.e., open market or newly issued) will be designated by

MidAmerican prior to the related Investment Date but all Shares acquired with respect to a single Investment Date will come from the same source. MidAmerican will not change the source from which Shares are acquired under the Plan more than once in any three month period.

    The primary consideration in determining the source of Shares to be used for purchases under the Plan is expected to be the Company's need to increase equity capital. If the Company does not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain the Company's targeted capital structure, Shares purchased for Participants under the Plan will be purchased in the open market. At any time that Shares are purchased for Participants under the Plan in the open market, the Company will not exercise its right to change the source of purchases of Shares absent a determination by the Company's board of directors or chief financial officer that the Company's need to raise additional capital has changed, or that there is another valid reason for such change.

    If Shares are to be purchased in the open market, MidAmerican will promptly transmit to the Escrow Account or to the Agent the Initial and Optional Investments and dividends. The Agent will use those funds to purchase Shares.

    MidAmerican will allocate Shares purchased under the Plan (including fractional Shares computed to four decimal places) to your account based on the amount of dividends, Initial Investment and Optional Investments attributable to you and the price of such Shares. AN EXACT NUMBER OF SHARES CANNOT BE PURCHASED.

    Such purchases may be made on any securities exchange on which the Common Stock is traded on such terms as the Agent may reasonably determine consistent with its fiduciary obligation.

    Initial Investments, Optional Investments and dividends on participating Shares will be invested as promptly as practicable after receipt by the Agent consistent with applicable federal securities laws.

    The purchase price of newly issued Shares of Common Stock will be the average of the high and low prices for the Common Stock on the Investment Date (or the next preceding trading day if the Common Stock is not traded on the NYSE on the Investment Date) as reported in THE WALL STREET JOURNAL report of NYSE -- Composite Transactions.

    The purchase price of Shares obtained in the open market will be the weighted average price paid for the aggregate number of Shares purchased during the relevant period.

    The Company will pay the administrative costs of the Plan. Brokerage fees and commissions, service charges and applicable taxes will be paid by
Participants. Participants will be advised from time-to-time of the costs associated with Plan participation. Participants will receive advance notice of any change in such fees. Because purchases for all Participants are consolidated, your proportional share of brokerage fees and commissions should be lower than the costs you would normally pay for individual purchases.

8.  HOW ARE SALES OF COMMON STOCK MADE UNDER THE PLAN?

    You may sell at any time all or some of your Plan Shares by notifying MidAmerican of the number of Shares to be sold in a written request signed by all registered owners.

    Sales requests will be forwarded to the Agent at least weekly; normally such sales will be made on at least a weekly basis. However, the timing of the sales will be at the sole discretion of the Agent.

    Shares to be sold will be valued at the weighted average sale price of all Shares of Common Stock being sold at such time.

    You will receive from MidAmerican a check in the amount of such value less applicable brokerage fees and commissions, service charges and applicable taxes as soon as is practicable after the settlement date for such sale.

    MIDAMERICAN CANNOT GUARANTEE THAT SHARES WILL BE SOLD ON ANY SPECIFIC DAY OR AT ANY SPECIFIC PRICE.

9.  HOW WILL MIDAMERICAN USE THE PROCEEDS FROM THE PLAN?

    The Company cannot predict the number of Shares that will be purchased under the Plan or the prices at which such Shares will be purchased. If Shares purchased under the Plan are newly issued Shares, MidAmerican will receive additional funds from such sales to be used for general corporate purposes. If Shares are purchased on the open market, MidAmerican will not receive any additional funds.

10. ARE PARTICIPANTS FUNDS COMBINED WITH THE FUNDS OF OTHER PARTICIPANTS UNDER THE PLAN?

    In making purchases or sales of Common Stock, the Agent may combine your funds with those of other Participants. Accordingly, the price at which Common Stock shall be deemed to have been purchased or sold for your account shall be the weighted average price of all Common Stock purchased or sold, as the case may be, under the Plan for all Participants.

11.  WILL MIDAMERICAN HOLD PARTICIPANTS' SHARES IN SAFEKEEPING?

    MidAmerican will hold in Safekeeping for Participants all the Common Stock purchased under the Plan. This will relieve you of the responsibility for the safekeeping of multiple certificates for Shares purchased and will protect you against loss, theft, or destruction of stock certificates. Certificates for Shares purchased under the Plan will not be issued to Participants unless requested in writing. Certificates for any number of whole Shares credited to your account under the Plan will be issued to you upon your written request to MidAmerican. Requests for certificates will be handled without charge to Participants.

    Other MidAmerican Common Stock certificates may be deposited in your Plan account. A Safekeeping form should be submitted with all certificates deposited in the Plan. A form can be obtained by contacting MidAmerican. Certificates submitted for Safekeeping will be cancelled and new certificates will be issued to Participants upon request.

    Since you will bear any risk of loss in sending certificates to MidAmerican, it is recommended that they be sent to the address shown in the response to question 22 by registered mail, return receipt requested, and that they be properly insured. Please do not endorse these certificates.

12. WILL MIDAMERICAN AUTOMATICALLY DEPOSIT DIVIDENDS WHICH ARE NOT REINVESTED DIRECTLY INTO A PARTICIPANT'S BANK ACCOUNT?

    In order to receive cash dividends by electronic deposit to your designated account, you must complete and sign a direct deposit authorization form and return it to the Company. Your cash dividends will be automatically deposited as soon as practicable after the Company receives your completed direct deposit authorization form.

13.  WHAT IF MIDAMERICAN DECLARES A DIVIDEND IN A FORM OTHER THAN CASH?

    In the event a dividend is paid in Common Stock instead of cash, or if Common Stock is distributed in connection with a stock split or similar transaction, the Common Stock so paid or distributed on participating Shares will be allocated to each Participant's Plan account.

14.  WILL PARTICIPANTS RECEIVE PERIODIC STATEMENTS OF THEIR PLAN ACTIVITY?

    MidAmerican will establish and maintain a separate account for each Plan Participant.

    As promptly as practicable after any purchase has been made, MidAmerican will prepare and send an account statement of your transactions.

    ACCOUNT STATEMENTS SHOW THE COST BASIS OF YOUR TRANSACTIONS, AS WELL AS DIVIDEND INFORMATION, AND SHOULD BE RETAINED WITH YOUR TAX AND INVESTMENT RECORDS.

    MidAmerican will take all action reasonably necessary to assure accurate reporting of dividends paid and any taxes withheld thereon to Participants, the Internal Revenue Service and appropriate state agencies; provided, however, that no action or failure to act on the part of MidAmerican shall relieve any Participant of any tax which may be payable on such dividends.

15.  WILL  PARTICIPANTS   RECEIVE   ALL   INFORMATION   NORMALLY   PROVIDED   TO
     SHAREHOLDERS?

    MidAmerican will furnish you with all annual, quarterly and other reports generally distributed to MidAmerican's shareholders. In addition, MidAmerican will furnish you with all proxy materials, including a form of proxy, relating to any Annual or Special Meeting of Shareholders. Such form of proxy will cover all Shares held in your Plan account, as well as any other Shares held of record by you, and will enable you to vote all Shares on all matters in which holders of Common Stock are permitted to vote.

16.  MAY SHARES HELD IN THE PLAN BE WITHDRAWN BY PARTICIPANTS?

    Whole Shares held in the Plan may be withdrawn by you at any time by notifying MidAmerican in writing of the number of whole Shares being withdrawn.

    Upon such withdrawal, you will receive the requested certificate(s), registered in your name, for the number of whole Shares being withdrawn.

    Any Shares remaining in your Plan account will continue to be held under the Plan for Safekeeping. Certificates for fractions of Shares will not be issued under any circumstances; instead you will receive the cash adjustment referred to below.

17.  HOW DO PARTICIPANTS DISCONTINUE PARTICIPATION IN THE PLAN?

    You may discontinue reinvestment of dividends in the Plan at any time by notifying MidAmerican in writing no later than five business days prior to the next dividend payment date.

    You may elect to:

        - discontinue  reinvestment   of  dividends   but  continue   to
          have all Shares held in Safekeeping

        - withdraw   all  Shares  held  in   Safekeeping  in  your  Plan
          account or

        - sell some or all of the Shares held in your Plan account and withdraw any remaining Shares.

    If you request a sale of Shares upon terminating participation in the Plan, the Shares will be sold through the Agent. Shares sold through the Agent will be valued at the weighted average sale price of all Shares of Common Stock being sold at such time. You will receive from MidAmerican a check in the amount of such value, less applicable brokerage fees and commissions, service charges, and applicable taxes.

    MIDAMERICAN CANNOT GUARANTEE THAT SHARES WILL BE SOLD ON ANY SPECIFIC DAY OR AT ANY SPECIFIC PRICE.

    Certificates for fractional Shares will not be issued. If your Plan account consists of less than one Share and dividends on other Shares owned, if any, are not reinvested, MidAmerican may at its option send you a cash adjustment representing the fractional Share valued at the average of the high and low prices, as reported in THE WALL STREET JOURNAL report of NYSE -- Composite Transactions, for the first business day preceding receipt of your notification.

18.  ARE ANY FEES AND COMMISSIONS INCURRED BY PARTICIPANTS?

    All brokerage fees and commissions, service charges or other costs related to purchases and sales under the Plan will be included in the price of Shares purchased or sold through the Plan. Because purchases for all Participants are consolidated, your proportional share of brokerage fees and commissions and other costs of purchase should be lower than the costs you would normally pay for individual purchases or sales.

19.  MAY THE PLAN BE MODIFIED OR TERMINATED?

    MidAmerican reserves the right to suspend, terminate, modify or amend the Plan, its terms and conditions or its administrative rules and procedures at any time and will notify each Participant of any such suspension or termination, or of any modification or amendment that affects the future rights of the Participants.

20.  WHAT IS MIDAMERICAN'S LIABILITY UNDER THE PLAN?

    Neither MidAmerican nor the Agent, or any of their respective directors, officers and employees, shall be liable for any act done in good faith, or for any good faith omission to act, including without limitation, any claims or liability:

        - arising out of failure to terminate a Participant's Plan account upon the Participant's death prior to receipt of written notice of such death or

        - with respect to the timing or the price of any purchase or sale, or the market value of Common Stock purchased or sold.

21.  WHO APPOINTS THE AGENT?

    MidAmerican will appoint the Agent and reserves the right to terminate the Agent's services under the Plan or appoint a new Agent from time-to-time.

22.  HOW SHOULD CORRESPONDENCE CONCERNING THE PLAN BE ADDRESSED?

    All notices and correspondence shall be directed to:

                           MIDAMERICAN ENERGY COMPANY
SHAREHOLDER SERVICES
P.O. BOX 9244
DES MOINES, IA 50306-9244

    If by overnight courier, registered mail or personal delivery, to:

                           MIDAMERICAN ENERGY COMPANY
SHAREHOLDER SERVICES
666 GRAND AVENUE, 28TH FLOOR
DES MOINES, IA 50309

    In all correspondence with MidAmerican, please be sure to include your:

- -  name                       -  telephone number during
                                 business hours
- -  address                    -  taxpayer identification
                                 number
- -  account number

    Notices will be directed to each Participant at the last address of record with MidAmerican. In the event that you should change your address, please immediately notify MidAmerican in writing.

23.  WHICH LAW GOVERNS THE PLAN?

    These terms and conditions shall be governed by and construed in accordance with the laws of the State of Iowa.

24.  WHAT ARE THE TAX IMPLICATIONS OF PARTICIPATING IN THE PLAN?

    Even though dividends may be automatically reinvested under the Plan, they are still taxable as ordinary income under the United States Internal Revenue Code. Such dividends will be set forth on one or more forms sent to you relating to activity in your Plan account during the calendar year. Such forms will include tax information concerning sales of Common Stock from your Plan account during the calendar year.

    Any person whose dividends are subject to withholding for federal income tax purposes will have the withheld amounts deducted before the net remainder is reinvested under the Plan.

    THIS TAX INFORMATION IS A SUMMARY ONLY. PARTICIPANTS MAY WISH TO DISCUSS SPECIFIC QUESTIONS WITH THEIR TAX OR LEGAL ADVISORS.

    In addition, there may be tax considerations under foreign, state and local laws applicable to Participants.

25.  ARE THERE ANY OTHER CONSIDERATIONS OF PLAN PARTICIPATION?

    Shares in your Plan account or held in Safekeeping under the Plan may not be pledged by you for any purpose without first having obtained a certificate for such Shares.

    MidAmerican reserves the right to restrict participation in the Plan if it determines, in its sole discretion, that a Participant is participating in the Plan in a manner contrary to applicable law or general purpose of the Plan.

    MidAmerican also reserves the right to interpret the Plan as necessary in connection with the operation of the Plan.

    MIDAMERICAN CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED OR SOLD UNDER THE PLAN NOR SHALL IT HAVE ANY LIABILITY WITH RESPECT TO ITS GOOD FAITH ACTIONS OR OMISSIONS REGARDING THE PLAN.

26.  MAY MIDAMERICAN EMPLOYEES PARTICIPATE IN THE PLAN?

    All full-time employees of the Company and its subsidiaries and affiliates who are at least 21 years of age are eligible to participate in the Plan. Employees need not be registered shareholders in order to enroll in the Plan.

    Employees will have the same rights and be governed by the same terms under the Plan as shareholder Participants.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 350,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, no par value ("Preferred Stock"), issuable in one or more series. The shares of Preferred Stock are senior to Common Stock with respect to dividends and the distribution of assets upon the dissolution, liquidation or winding up of the Company. The Company's board of directors is authorized to approve the issuance of one or more classes or series of Preferred Stock without further authorization of the Company's shareholders (except as may be required under applicable stock exchange requirements), and to determine the number of shares, the designations, preferences, limitations and relative rights of such classes or series, including provision for special, conditional, limited or no voting rights. Thus, any series of the Preferred Stock may, if so determined by the board of directors, have full voting rights with Common Stock or limited or no voting rights (except as may be required by law), be convertible into or exchangeable for Common Stock or another security, and have such other powers, preferences and relative, participating, optional and other special rights, and such qualification, limitations and restrictions thereof, as the board of directors shall determine.

COMMON STOCK

    The holders of Common Stock will be entitled to receive dividends when and as declared by the board of directors of the Company out of funds legally available therefor, subject to the terms of any Preferred Stock at the time outstanding. The amount, declaration and timing of dividends will be a business decision to be made by the Company's board of directors from time-to-time based on the results of operations and the financial condition of the Company and its subsidiaries and such other considerations as the board of directors considers relevant.

VOTING RIGHTS

    For all purposes, each registered holder of Common Stock will, at each meeting of shareholders, be entitled to one vote for each Share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by the Restated Articles of Incorporation, as amended, the registered holders of the shares of Common Stock shall have unlimited and exclusive voting rights.

LIQUIDATION RIGHTS

    In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to share ratably in any assets remaining after payment in full of all liabilities of the Company and the aggregate liquidation preference of any Preferred Stock then outstanding.

NO OTHER RIGHTS

    The holders of Common Stock will have no preemptive rights to acquire or subscribe to any Shares, or securities convertible into shares, of Common Stock. The Common Stock contains no redemption provisions or conversion rights. The holders of Common Stock do not have the right to cumulate their votes in the election of directors.

                                 LEGAL MATTERS

    Legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by J. A. Rasmussen, Jr., 666 Grand Avenue, Des Moines, Iowa 50309, Group Vice President and General Counsel of the Company. Mr. Rasmussen is an officer of the Company and as of June 20, 1995, owned with his wife 5,593 shares of Common Stock and no shares of Preferred Stock.

- ---------------------------------              ---------------------------------
- ---------------------------------              ---------------------------------

    A REGISTRATION STATEMENT WITH RESPECT TO THE MIDAMERICAN ENERGY COMPANY SHAREHOLDER OPTIONS PLAN, AND WITH RESPECT TO SHARES OF COMMON STOCK, NO PAR VALUE, OF MIDAMERICAN ENERGY COMPANY, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549. ADDITIONAL INFORMATION CONTAINED IN EXHIBITS TO SAID REGISTRATION STATEMENT MAY BE EXAMINED AT THE COMMISSION'S OFFICE IN WASHINGTON, D.C.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                     ---------
Available Information..............          3
Incorporation of Certain Documents
 by Reference......................          4
The Company........................          5
Shareholder Options Plan...........          5
Description of Capital Stock.......         19
Legal Matters......................         21

                                  MIDAMERICAN
                                 ENERGY COMPANY

                                  COMMON STOCK
                                 (NO PAR VALUE)

                                  SHAREHOLDER
                                    OPTIONS
                                      PLAN

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1995

- ---------------------------------              ---------------------------------
- ---------------------------------              ---------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     Registration fee--Securities and Exchange Commission. . .  $28,904
     Fees and expenses payable in connection with the
       qualification or registration under the Securities
       or "blue sky" laws of certain states. . . . . . . . . .    6,000
     Printing expenses . . . . . . . . . . . . . . . . . . . .   30,000
     New York Stock Exchange Listing Fees. . . . . . . . . . .    1,500
     Miscellaneous expenses. . . . . . . . . . . . . . . . . .    1,596
                                                                -------

          Total. . . . . . . . . . . . . . . . . . . . . . . . $ 68,000
                                                               --------
                                                               --------

Item 15.  Indemnification of Directors and Officers

     Sections 490.850 through 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers and employees against liability under certain circumstances.
Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws of the Company provide for indemnification of directors, officers and employees the full extent provided by the IBCA. Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to
Section 490.857 of the IBCA, the Restated Articles of Incorporation, as amended, and the Restated Bylaws, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

     As permitted by Section 490.832 of the IBCA, the Restated Articles of Incorporation, as amended, of the Company provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits

     4.1 Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3 to the Company's Registration Statement on Form 8-B filed on June 23, 1995)*

     4.2 Restated Bylaws of the Company (filed as Exhibit 4 to the Company's Registration Statement on Form 8-B filed on June 23, 1995)*

     5    Opinion of John A. Rasmussen, Jr., Esq.

     23   Consent of John A. Rasmussen, Jr. (included in Exhibit 5)

     -----------------
     * Incorporated herein by reference


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, and State of Iowa on this 23rd day of June, 1995.

                                   MIDAMERICAN ENERGY COMPANY



                                   By     Russell E. Christiansen
                                     -----------------------------------------
                                          Russell E. Christiansen
                                          Chairman and Chairman, Office of the
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 23rd day of June, 1995.


         SIGNATURE                                TITLE


Russell E. Christiansen            Chairman of the Board, Chairman, Office of
- ------------------------------     the Chief Executive Officer, and Director
Russell E. Christiansen            (Principal Executive Officer)

Stanley J. Bright                  President and President, Office of
- ------------------------------     the Chief Executive Officer, and Director
Stanley J. Bright                  (Principal Executive Officer, Principal
                                   Financial Officer and Principal Accounting
                                   Officer)

                                  EXHIBIT INDEX



     Exhibit
      Number                  Description
     -------                  -----------

     4.1 Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3 to the Company's Registration Statement on Form 8-B filed on June 23, 1995)*

     4.2 Restated Bylaws of the Company (filed as Exhibit 4 to the Company's Registration Statement on Form 8-B filed on June 23, 1995)*

     5    Opinion of John A. Rasmussen, Jr., Esq.

     23   Consent of John A. Rasmussen, Jr. (included in Exhibit 5)

     -----------------
     * Incorporated herein by reference